                                                                   EXHIBIT 10.37

                                       May 27, 2003

Mr. John C. Plant
President and Chief Executive Officer
TRW Automotive Inc.
12025 Tech Center Drive
Livonia, Michigan 48150

         Re:      Non-Qualified Supplemental Retirement Plan
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Dear John:

         In order to clarify the intent of the parties in determining the amount of your supplemental retirement benefit under the non-qualified retirement plan established pursuant to Paragraph 5.c. of the Employment Agreement dated
February 6, 2003, between you, TRW Automotive Inc. (formerly, TRW Automotive
Acquisition Corp.) and TRW Limited (the "Agreement"), it is understood and agreed as follows:

         o    The early retirement provisions under the Company Pension Plan (as defined in Paragraph 5.c. of the Agreement) shall be disregarded if and to the extent necessary to avoid any reduction in your supplemental retirement benefit that otherwise may occur, provided that you have satisfied the requirements for early retirement under the UK-based Pension Scheme.

         o    Your supplemental retirement benefit shall be increased by an amount equal to (i) any Medicare and OASDI (old-age, survivors and disability insurance) taxes due and payable by you in respect of such benefit; plus (ii) any additional taxes due and payable by you as a result of the increase described in (i)

         If agreeable to you, please acknowledge your acceptance of the terms of this letter by signing where indicated below.

                                       Very truly yours,

                                       /s/ David L. Bialosky
                                       David L. Bialosky
                                       Vice President and Secretary
                                       TRW Automotive Inc.

         The parties have acknowledged their agreement to the foregoing by executing this letter as of the date(s) set forth herein.

EXECUTIVE                                     TRW LIMITED

Signed:  /s/ John C. Plant                    Signed:  /s/  David L. Bialosky
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         John C. Plant                                 David L. Bialosky

Date May 27th, 2003                           Date May 27th, 2003
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